Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, W. Keith Maxwell III, Chief Executive Officer of Marlin Midstream GP, LLC, the general partner of Marlin Midstream Partners, LP (the "Partnership"), and Amanda Bush, Chief Financial Officer of Marlin Midstream GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K of the Partnership for the period ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Partnership.

Date:	March 24, 2014	/s/ W. Keith Maxwell III
W. Keith Maxwell III
Chief Executive Officer of Marlin Midstream GP, LLC
Marlin Midstream GP, LLC,
(the general partner of Marlin Midstream Partners, LP)

Date:	March 24, 2014	/s/ Amanda Bush
Amanda Bush
Chief Financial Officer of Marlin Midstream GP, LLC
(the general partner of Marlin Midstream Partners, LP)